As filed with Securities and Exchange Commission on May 8, 1997
                                                Registration No.  333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          CROWLEY, MILNER AND COMPANY
            (Exact name of registrant as specified in its charter)

         MICHIGAN                               38-0454910
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)

                               2301 W. Lafayette
                         Detroit, Michigan  48216-1891
         (Address of principal executive offices, including zip code)

                          CROWLEY, MILNER AND COMPANY
                           1992 INCENTIVE STOCK PLAN
                           (Full title of the Plan)

                               John R. Dallacqua
               Vice President-Finance, Chief Financial Officer,
                            Treasurer and Secretary
                               2301 W. Lafayette
                         Detroit, Michigan  48216-1891
                                (313) 962-2400
                     (Name, address and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                               J. Darrel Barros
                              Dykema Gossett PLLC
                            400 Renaissance Center
                           Detroit, Michigan  48243

                        CALCULATION OF REGISTRATION FEE

Title of                      Proposed Maximum   Proposed Maximum   Amount of
Securities to   Amount to be      Offering          Aggregate     Registration
be Registered    Registered   Price Per Share*    Offering Price*         Fee
Common Stock    100,000 shares  $9.37             $937,500          $284.09

* The price shown is the average of the high and low sale prices of the Common Stock on the American Stock Exchange on May 2, 1997, in accordance with Rule 457(h)

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

In accordance with general Instruction E to Form S-8, Crowley, Milner and Company (the "Company") hereby incorporates by reference the contents of its Registration Statements on Form S-8, filed June 5, 1992 (Registration No. 33-48389) and July 20, 1995 (Registration No. 33-61203).

Item 8.  EXHIBITS

The following exhibits are filed with this registration statement:

4.0 Crowley, Milner and Company 1992 Incentive Stock Plan (previously filed as Exhibit 4 to the Registration Statement on Form S-8 (Registration No. 33-48389) and incorporated herein by reference).

4.1 Amendment No. 1 to the Crowley, Milner and Company 1992 Incentive Stock Plan (previously filed as Exhibit 4.1 to the Registration Statement on Form S-8 (Registration No. 33-61203) and incorporated herein by reference).

4.2 Amendment No. 2 to the Crowley, Milner and Company 1992 Incentive Stock Plan (filed herewith).

5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder (filed herewith).

23.1     Consent of Ernst & Young LLP, independent auditors (filed herewith).

23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5 hereto)

24       Power of Attorney (contained on signature page)

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 8, 1997.

                                 CROWLEY, MILNER AND COMPANY

                                 By: /S/ DENNIS P. CALLAHAN
                                    Dennis P. Callahan
                                    President (Principal Executive
                                      Officer)

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints John R. Dallacqua, his attorney-in-fact, each with power of substitution, for him, in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each such attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the indicated capacities on May 8, 1997.

        Signature                                   Title

/S/ DENNIS P. CALLAHAN            Director, President and Chief
Dennis P. Callahan                Executive Officer (Principal
                                  Executive Officer)

/S/ JOHN R. DALLACQUA             Vice President-Finance, Chief Financial
John R. Dallacqua                 Officer, Treasurer and Secretary
                                  (Principal Financial and Accounting
                                  Officer)


/S/ JoANN S. COUSINO              Director
JoAnn S. Cousino


/S/ CARROLL E. EBERT              Director
Carroll E. Ebert


/S/ ALFRED M. ENTENMAN, JR.       Director
Alfred M. Entenman, Jr.


/S/ JOSEPH C. KEYS                Director
Joseph C. Keys


/S/ RICHARD S. KEYS               Director
Richard S. Keys


/S/ BENTON E. KRANER              Director
Benton E. Kraner

/S/ JULIUS L. PALLONE             Director
Julius L. Pallone


/S/ PAUL R. RENTENBACH            Director
Paul R. Rentenbach


James L. Schaye, Jr.              Director


/S/ JEROME L. SCHOSTAK            Director
Jerome L. Schostak


Andrew J. Soffel                  Director

                                 EXHIBIT INDEX

Number   Description

4.2      Amendment No. 2 to the Crowley, Milner and Company 1992 Incentive
         Stock Plan


5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

23.1     Consent of Ernst & Young LLP, independent auditors

23.2     Consent of Dykema Gossett PLLC (contained in Exhibit 5 hereto)

24       Power of Attorney (contained on signature page)